Exhibit 5.1

April 1, 2022

Sterling Bancorp, Inc. One Towne Square, Suite 1900 Southfield, Michigan 48076
Re:	Sterling Bancorp, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Sterling Bancorp, Inc., a Michigan corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 filed on April 1, 2022 by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”). The Registration Statement relates to the registration under the Act of (a) 200,000 shares of common stock, no par value, of the Company (the “Common Stock”) to be issued pursuant to the terms of the Sterling Bank & Trust 401(k) Plan (the “Plan”), and (b) an indeterminate amount of interests in the Plan. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Act.

In rendering the opinion set forth below, we have examined and relied upon the following documents:

1.	the Registration Statement;

2.	the Company’s Second Amended and Restated Articles of Incorporation;

3.	the Company’s Amended and Restated Bylaws; and

4.	the Plan in the form included as Exhibit 4.4 to the Company’s Registration Statement filed on April 1, 2022.

We have also examined such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law that we considered necessary or appropriate as a basis for the opinions. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

April 1, 2022

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the Michigan Business Corporation Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and, when the Registration Statement has been declared effective under the Act and when the Common Stock has been contributed by the Company to the unitized stock fund in accordance with the terms and conditions set forth in the Plan, the Common Stock will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We are not members of the State Bar of Michigan, do not have offices in the State of Michigan and have not obtained any opinions of Michigan local counsel.

April 1, 2022

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP